As filed with the Securities and Exchange Commission on May 30, 1995.
                            Registration No. 33-____________





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                  KIT Manufacturing Company
   (Exact name of registrant as specified in its charter)
                     ___________________

   California                              95-1525261
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

     530 East Wardlow Road, Long Beach, California 90801
          (Address of principal executive offices)

      KIT MANUFACTURING COMPANY 1994 STOCK OPTION PLAN
                  (Full title of the plan)

                     Marlyce A. Faldetta
                     Corporate Secretary
     530 East Wardlow Road, Long Beach, California 90801
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service: (310) 595-7451
                     ___________________

              CALCULATION  OF REGISTRATION  FEE



                             Proposed    Proposed
                             maximum     maximum
Title of         Amount      offering    aggregate     Amount of
securities       to be       price       offering      registration
to be registered registered  per unit    price         fee


Common Stock,    150,000(1)  $11.125(2)  $1,668,750(2) $575.43(2)
without par      shares
value(1)



(1)
   This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2)
   Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 24, 1995, as reported in the American Stock Exchange, Inc. and published in the Western Edition of the Wall Street Journal.

   The Exhibit Index for this Registration Statement is at page 9.


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                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item
2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of KIT Manufacturing Company
(the "Company") filed with the Securities and Exchange
Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended October 31, 1994; and

  (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended January 31, 1995.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       The Company's capital stock is registered pursuant to
Section 12 of the Exchange Act. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, without par value (the "Common Stock"), and 1,000,000 shares of Preferred Stock,
$1.00 par value per share (the "Preferred Stock"). There are currently 1,110,934 shares of Common Stock and no shares of Preferred Stock outstanding.

COMMON STOCK

       Holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote other than the election of directors, in which event, every holder entitled to vote may cumulate votes after complying with certain procedures. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of Preferred Stock that the Company may issue in the future.

PREFERRED STOCK

       The Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, and to fix the number of shares to be included in any such series. Any Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the Common Stock is First Interstate Bank of California.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Articles of Incorporation contain no provisions regarding indemnification for liability of directors and officers. The General Corporation Law of California (the "Law"), however, (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and
(ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law.
In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

       The Bylaws of the Company provide for indemnification for liability of directors and officers under certain circumstances. The Company has entered into indemnification agreements with its directors and selected officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities
            Act of 1933, as amended (the "Securities Act");

                     (ii)      To reflect in the prospectus
            any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
            Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the
  "Exchange Act") that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on May 22, 1995.




                          By:  /s/ Dan Pocapalia

                               Dan Pocapalia
                          Its: Chairman of the Board,
                               President and Chief Executive Officer



                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Dan Pocapalia and Dale J. Gonzalez, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  SIGNATURE                    TITLE                          DATE



/s/ Dan Pocapalia             Chairman of the Board,          May 22, 1995
Dan Pocapalia                 President and Chief Executive
                              Officer (Principal Executive
                              Officer)


/s/ Frank S. Chan             Director*                       May 22, 1995
Frank S. Chan


___________________           Director                        ______, 1995
Fred W. Chel


/s/ John W.H. Hinrichs        Director*                       May 22, 1995
John W.H. Hinrichs


/s/ John F. Zaccaro           Director*                       May 22, 1995
John F. Zaccaro


/s/ Dale J. Gonzalez          Senior Vice President and       May 22, 1995
Dale J. Gonzalez              Treasurer (Principal Financial
                              Officer)


/s/ Bruce Skinner             Controller (Principal            May 22, 1995
Bruce Skinner                 Accounting Officer)



_________________________________
*Member of Compensation Committee

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                        EXHIBIT INDEX


Exhibit                                             Sequentially
Number            Description                       Numbered Page


4.1   KIT Manufacturing Company 1994 Stock
      Option Plan.

4.2   Form of Employee Nonqualified Stock Option
      Agreement.

4.3   Form of Employee Incentive Stock Option
      Agreement.

4.4   Form of Special Employee Incentive Stock
      Option Agreement.

5. Opinion of O'Melveny & Myers (opinion re legality).

23.1  Consent of Coopers & Lybrand L.L.P.

23.2  Consent of O'Melveny & Myers (included in
      Exhibit 5).

24.   Power of Attorney (included in this
      Registration Statement under "Signatures").
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